Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

Hall of Fame Resort & Entertainment Company

HOFV Holdings, LLC

Omaha Merger Sub, Inc.

IRG Canton Village Manager, LLC

IRG Canton Village Member, LLC

American Capital Center, LLC

CH Capital Lending, LLC

IRG, LLC

Midwest Lender Fund, LLC

Stuart Lichter

(Exact Name of Registrant and Name of Persons Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$4,706,397.00	(1)	$0.00015310	$720.55	(2)
Fees Previously Paid	—			—
Total Transaction Valuation	$4,706,397.00
Total Fees Due for Filing				$720.55
Total Fees Previously Paid				—
Total Fee Offsets				$720.55	(3)
Net Fee Due				—

(1)

Aggregate number of securities to which transaction applies: As of June 30, 2025, the maximum number of shares of common stock of Hall of Fame Resort & Entertainment Company (“HOFRE”) to which this transaction applies is estimated to be 5,229,330, which consists of (1) 5,215,667 outstanding shares of common stock, par value $0.0001, of HOFRE (the “Common Stock”) entitled to receive the per share merger consideration of $0.90 per share and (2) 12,633 shares of Common Stock underlying outstanding restricted stock units of HOFRE, which are entitled to receive the per share merger consideration of $0.90 per share.

(2)	As of the close of business on June 30, 2025, HOFRE estimated that the exercise price of outstanding Company Warrants (as defined in the Merger Agreement), as adjusted pursuant to the Merger Agreement, to be greater than $0.90 per share and, accordingly, HOFRE does not expect any Company Warrants to be exercised following the Effective Time (as defined in the Merger Agreement). HOFRE has therefore excluded the Company Warrants from the maximum number of shares of Common Stock to which this transaction applies in the table above. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in Footnote (1) above by $0.00015310.

(3)	HOFRE previously paid $720.55 upon the filing of its Preliminary Proxy Statement on Schedule 14A on July 1, 2025 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule 14A	001-38363	July 1, 2025		$720.55
Fee Offset Sources	Hall of Fame Resort & Entertainment Company	Schedule 14A	001-38363		July 1, 2025		$720.55	(3)